UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A- 4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANCHOR CNGO CORP.

(Exact name of Registrant as Specified in Its Charter)

Florida	4932	46-0614858
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

908-892-4958

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory C. Liddy, President

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

908-892-4958

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joel Bernstein, Esq.
2666 Tigertail Avenue, Suite 104
Miami, FL 33133
305-409-4500
Fax: 786-513-8522

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum	Amount of
of securities	Amount of shares	offer price	aggregate offering	registration
to be registered	to be registered	per unit (1)	price	fee

SERIES A CONVERTIBLE PREFERRED STOCK	500,000	$10.00	$5,000,000	$682.00

COMMON STOCK (2)	5,000,000	$0	$0	$0	(3)

(1) Estimated solely for purposes of calculating the registration fee based upon the proposed sale price of the shares.

(2) Represents the common stock issuable on the conversion of the Series A Convertible Preferred Stock.

(3) No fee pursuant to Rule 457(i)

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated __________

PROSPECTUS

ANCHOR CNGO CORP.

500,000 shares of Series A Convertible Preferred Stock

$10.00 per share

We are offering shares of our Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock may be converted by the holder into 10 shares of our common stock at any time. No additional payment is required in connection with a conversion. We will not pay any dividend on the Preferred Stock unless we pay a dividend on our common stock. In that event the holders will be paid a dividend equivalent to the dividend which would be received on the number of shares of common stock into which the Preferred Stock could be converted. In the event that we are liquidated the Preferred Stock would be entitled to receive the amount of $10 per share before any distribution to our common stock.

This prospectus also relates to the offering of up to 5,000,000 shares of our Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock.

There is no minimum number of shares that must be sold in this offering. We will retain all proceeds from sales of the shares irrespective of the number of shares sold. Subscriptions for the shares are irrevocable.

The shares are being offered through our chief executive officer pursuant to an exemption from registration as a broker/dealer under Rule 3a 4-1 of the Securities Exchange Act. There is no minimum offering. Proceeds from the sale of the shares, up to $5,000,000 if all the shares offered are sold, will not be placed in an escrow account and may be used by us upon receipt. We are offering the shares until 180 days from effective date but we may terminate the offering earlier.

Prior to this offering there has been no public market for our preferred stock or common stock and there can be no assurance that any such market will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startup Act (the “JOBS Act”).

THE SHARES INVOLVE SUBSTANTIAL RISK. SEE “RISK FACTORS” ON PAGE __.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND

EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY

SUCH AGENCY PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY

REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is _____________, 2013

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PROSPECTUS SUMMARY

This summary does not contain all of the information you should consider before making your investment decision. You should read the entire prospectus carefully, including the section titled “Risk Factors” and the financial statements and the notes relating to those statements.

We were incorporated in Florida in June 2012. All of our operations to date have been related to the formation and development of our business plan to develop and operate compressed natural gas fueling stations for motor vehicles. We currently have minimal assets, no revenues and no operating history beyond certain start-up activities. Our ability to commence commercial operations and successfully implement our business plan depends on us obtaining adequate financial resources, which cannot be assured.

Since we are in the developmental stage and have not yet opened any compressed natural gas fueling stations, we cannot assure you that we will achieve profitable operations.

Our principal executive offices are located at 301 North E Street, Lake Worth FL 33460 and our telephone number is 908-892-4958.

The Offering

Stock Offered:	500,000 shares of Series A Convertible Preferred Stock

Offering price:	$10.00 per share

Liquidation Preference:	$10.00 per share

Dividends:	In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution.

Optional Conversion:	Each share of convertible preferred stock may be converted, at the option of the holder, into 10 shares of our common stock, subject to adjustment in a number of circumstances described under “Description of Series A Convertible Preferred Stock—Conversion Rate Adjustments.” No additional payment is required in connection with a conversion.

Voting Rights:	The Preferred Stock will vote, on an as converted basis, with the Common Stock.

Series A Convertible Preferred
Stock Outstanding:	None

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Common Stock outstanding:

Prior to offering:	1,305,000 shares

After offering (assuming sale of all Convertible preferred stock and conversion of into common stock):	6,305,000 shares

Estimated Proceeds:	Because this is a self underwritten offering with no minimum, we may receive from $0 up to $5,000,000 if all 500,000 shares of preferred stock offered are sold.

Use of Proceeds:	Operations and development of our business, acquire property and inventory, advertising, marketing, and working capital.

Risk Factors:	Prospective Investors should carefully evaluate the following matters, including those under the heading “Risk Factors”.

RISK FACTORS

An investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing our shares.

WE WERE ORGANIZED IN JUNE 2012 AND HAVE NOT CONDUCTED OPERATIONS OF OUR COMPRESSED NATURAL GAS FUELING STATION BUSINESS BEYOND INITIAL START-UP OPERATIONS.

Our company was incorporated in June 2012 and has only undertaken activities related to its formation, initial planning of our compressed natural gas fueling station business and preparing for this offering. We have not built any compressed natural gas fueling stations. We have no history of operating such business upon which you can rely in making an investment decision concerning this offering. Investing in a business in the start-up phase is riskier than investing in a business that has already begun selling products and has a history of operations.

WE HAVE OPERATED AT A LOSS SINCE OUR ORGANIZATION AND OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent auditor has raised substantial doubts about our ability to continue as a going concern in their report on our financial statements. If we are unable to continue as going concern we would experience additional losses from the write-down of assets.

BECAUSE WE MAY NOT BE SUCCESSFUL IN DEVELOPING OUR PROPOSED COMPRESSED NATURAL GAS FUELING STATION BUSINESS, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

The establishment of any new business is difficult and there can be no assurance that we will be able to build any compressed natural gas fueling stations or that any compressed natural gas fueling station we open will be a commercial success.

OUR ABILITY TO OPEN COMPRESSED NATURAL GAS FUELING STATIONS REQUIRES US TO HAVE SIGNIFICANT CAPITAL AVAILABLE AND MAY REQUIRE US TO SEEK ADDITIONAL FINANCING.

We are dependent on the availability of capital to proceed with our plan to open compressed natural gas fueling stations. There is no minimum amount of shares which we have to sell in this offering so we may not sell a sufficient number of shares to successfully implement our business plan. We have no current arrangements with respect to, or sources of any additional capital, and there can be no assurance that such additional capital will be available to us when needed. If we are unable to obtain additional capital this would have a material adverse effect on us and would cause us to be unable to enter the marketplace with our first compressed natural gas fueling station. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted.

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Our ability to open a compressed natural gas fueling station will require additional capital which may come from proceeds of this offering, additional capital from current shareholders, loans or other private capital sources. Management believes that we will require a minimum of $422,000 of available capital to build our first compressed natural gas fueling station. If such capital does not become available from the proceeds of this offering or such other sources we will continue development stage operations for the next 12 months from available cash on hand. We have no commitments for additional capital as of the date of this prospectus and will not seek other capital until the termination of this offering. Accordingly, investors are advised that the proceeds of this offering may not be sufficient to enable us to open a compressed natural gas fueling station and if additional capital is not received within 12 months from the date of this prospectus we may have to curtail remaining operations.

BECAUSE THE USE OF COMPRESSED NATURAL GAS AS A MOTOR VEHICLE FUEL IS EVOLVING, THE EXTENT OF ITS MARKET ACCEPTANCE, GROWTH OR ULTIMATE MARKET SIZE IS DIFFICULT TO PREDICT. OUR BUSINESS MAY NOT BE SUCCESSFUL IF THE DEMAND FOR COMPRESSED NATURAL GAS AS A MOTOR VEHICLE FUEL DOES NOT CONTINUE TO GROW.

The compressed natural gas motor vehicle industry is in the relatively early stages of market availability and acceptance. Because of the evolving nature of compressed natural gas motor vehicle technology, it is difficult to predict the size of the market, the rate at which the market for compressed natural gas vehicles will grow or be accepted, if at all, or whether competitive motor vehicle fuels and technologies will render the demand for compressed natural gas fueled vehicles less competitive or obsolete. If the market for natural gas fueled vehicles fails to develop or grows less rapidly than anticipated, our business would be significantly impacted.

BECAUSE THE DEMAND FOR COMPRESSED NATURAL GAS AT ANY COMPRESSED NATURAL GAS FUELING STATION WE MAY OPEN MAY NOT BE SUFFICIENT FOR OUR BUSINESS TO BE SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE IN BUSINESS.

In order to achieve profitable operations we are dependent upon customer demand for our compressed natural gas fueling services generating substantial sales and the ability to operate at competitive cost levels, none of which can be assured.

IF THE LOCATIONS OF THE FUELING STATIONS WE MAY OPEN ARE NOT ATTRACTIVE TO CUSTOMERS, THEN OUR ABILITY TO ESTABLISH AND GROW OUR FUELING STATION BUSINESS WILL BE ADVERSELY AFFECTED.

We believe that the success of fueling stations depend in substantial part on their location. There can be no assurance that the locations of the fueling stations we may open will be attractive to customers. Competition, traffic patterns or economic conditions where fueling stations are located could result in sales in amounts which are not adequate to establish a successful fueling station business.

NONE OF OUR OFFICERS AND DIRECTORS HAS EXPERIENCE IN THE COMPRESSED NATURAL GAS FUELING STATION BUSINESS, MAKING IT LESS LIKELY THAT OUR BUSINESS WILL BE SUCCESSFUL.

None of our officers and directors has any background or experience in the compressed natural gas fueling business. Investing in a business which is run by persons who have less experience in the industry in which it will operate is riskier than investing in a business that has a management team with more experience in its industry. Investing in a public company which is run by persons who have no experience in operating public companies is riskier than investing in a business that has a management team with experience in the operation of public companies.

WE HAVE NO FULL TIME EMPLOYEES AND OUR OFFICERS ONLY WORK FOR US ON AN “AS NEEDED” BASIS, WHICH MEANS OUR MANAGEMENT MAY BE INADEQUATE TO OPERATE OUR BUSINESS.

We do not currently employ any full-time employees. All of our activities to date have been undertaken by our officers who devote their time to operating our business as needed. We cannot assure you that our management will be able to devote sufficient time to our business in the future or that we will be able to hire employees when needed to support our entry into the compressed natural gas fueling station business.

THE OFFERING PRICE AND CONVERSION TERMS OF THE PREFERRED STOCK IS ARBITRARY.

The offering price of our Series A Preferred Stock and the terms of conversion into our Common Stock does not bear any relationship to the assets, book value, earnings or net worth of the Company and should not be considered as an indication of the actual value of the Company. The offering price of the Series A Preferred Stock and the terms of conversion into our Common Stock was arbitrarily determined by management.

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THE PENNY STOCK RULES MAY MAKE IT DIFFICULT TO SELL OUR SHARES.

We may be subject to the Penny Stock Rules which are discussed under “Market for the Shares”. These rules may restrict the ability of broker/dealers to sell our securities and may affect the ability of our shareholders to sell our shares in any secondary market that may arise.

WE DO NOT PAY ANY CASH DIVIDENDS.

The preferred stock will not be paid any dividends unless we pay dividends on our common stock. We have not paid any cash dividends on our common stock nor do we presently contemplate the payment of any cash dividends. Accordingly, there can be no assurance that you will receive any return from an investment in our convertible preferred stock. In the absence of the payment of dividends, any return on your investment would be realized only upon your sale of our stock. We are not making any representations that an investment in our stock will be profitable or result in a positive return.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR PREFERRED OR COMMON STOCK.

There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

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Certain Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the JOBS Act. We will remain an “emerging growth company” under the JOBS Act until the earliest to occur of (i) the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a large accelerated filer under the Exchange Act.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. For so long as we remain an emerging growth company as we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder non-binding advisory votes;

•	submit for shareholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items such as the correlation between executive compensation and financial performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation, when such disclosure requirements are adopted; and

•	present more than two years of audited financial statements and two years of selected financial data under in this prospectus, instead of the customary three years for audited financial statements and five years for selected financial data.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. An emerging growth company may delay the adoption of such new or revised accounting standards until those standards apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company” under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•	present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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USE OF PROCEEDS

Because this offering has no minimum, we may receive a small amount of proceeds up to the maximum of $5,000,000 if all 500,000 shares offered by this prospectus are sold. We plan to use the net proceeds of this offering for acquiring one or more sites suitable for operation of compressed gas fueling stations and designing, constructing, opening and operating compressed natural gas fueling stations based upon various levels of sales of shares after deducting estimated offering expenses of $9,607 to be paid from the proceeds of this offering. Total offering expenses are estimated at $48,661, of which $39,054 has been already paid.

Number of shares sold:	50,000	100,000	300,000	500,000
Percentage of offering sold:	10%	20%	60%	100%
Offering proceeds:	$500,000	$1,000,000	$3,000,000	$5,000,000
Number of stations to be opened	1	2	6	10

Site acquisition comprised of rental expenses for the CNG station site prior to opening.	$8,000	$28,000	$108,000	$188,000
Engineering, architectural and permitting comprised of professional fees for site planning, construction plans and building permits for the CNG station.	$12,000	$24,000	$72,000	$120,000
Site preparation consisting of the costs of preparing the CNG station site for installation of the CNG fueling systems.	$12,000	$90,000	$402,000	$714,000
Acquisition, installation and start-up of the CNG fueling system components such as dryers, compressors, storage system, dispensing system, control panel, fuel management system and credit card reader.	$378,000	$756,000	$2,268,000	$3,780,000
Initial inventory of compressed natural gas.	$2,000	$4,000	$12,000	$20,000
Pre-opening employment expenses, utilities, advertising, licenses and signage.	$10,000	$20,000	$60,000	$100,000
Working capital	$68,393	$68,393	$68,393	$68,393

The forgoing table estimates that it will require approximately $422,000 to open the first compressed gas fueling station and $500,000 for each additional station. The proposed first station site has been identified.

MARKET FOR THE SHARES

There is no public market for our preferred stock or our common stock. Upon completion of this Offering, we will attempt to have our common stock quoted on the Over the Counter-Bulletin Board (“OTCBB”). There is no assurance that the Shares will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market maker to apply to make a market in our common stock. There can be no assurance that a market will develop or be maintained in our common stock. We do not expect that any market will develop for our preferred stock.

We currently have 5 record holders of our Common Stock.

The Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares fall within the definition of a penny stock they will become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 (excluding the net value of their primary residence or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker- dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell our shares in the secondary market.

DIVIDEND POLICY

The convertible preferred stock being offered by this prospectus does not carry a fixed periodic dividend. In the event a dividend or distribution is declared on the Common Stock of the Company, in cash or other property (other than a dividend of our Common Stock), the holders of the Series A convertible Preferred Stock will be entitled to receive the amount of cash or property equal to the cash or property which would be received by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could be converted immediately prior to such dividend or distribution. We have not paid any dividends on our Common Stock, and it is not anticipated that any dividends will be paid in the foreseeable future. The declaration and payment of dividends in the future will be determined by the Board of Directors in light of conditions then existing, including the company’s earnings, financial condition, capital requirements and other factors.

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DETERMINATION OF OFFERING PRICE

Our management has arbitrarily determined the price of the shares we are offering for sale under this prospectus and the conversion ratio of the convertible preferred stock into common stock. In determining the offering price and conversion ratio, our management considered the price paid for our shares by our current shareholders, our business potential, and market valuation of competing firms.

DILUTION

As of February 28, 2013, we had net tangible book value of $77,114 or approximately $.06 per share of Common Stock. Net book value per share means our tangible assets less all liabilities divided by the number of shares of Common Stock outstanding. The following table sets forth the adjusted net tangible book value, increase in net tangible book value to existing stockholders and dilution to new investors on a per common share basis based on sale of 100%, 75%, 50% and 25% of the 500,000 shares of Series A Convertible Preferred Stock offered at a price of $10.00 (less the estimated expenses of this offering of $48,661) and conversion of such shares of Preferred Stock into shares of Common Stock:

Number of shares of Preferred Stock sold:	500,000	375,000	250,000	125,000
Percentage of offering sold:	100%	75%	50%	25%

Proforma Public Price of Common Stock after conversion	$1.00	$1.00	$1.00	1.00

Net Tangible book value per share of Common Stock before the offering	0.06	0.06	0.06	0.06

Increase per Common shares attributable to the sale to new investors	0.74	0.70	0.62	0.46

Net tangible book value per Common share after offering	0.80	0.76	0.68	0.52

Dilution per Common share to new investors	0.20	0.24	0.32	0.48

The following table summarizes on a pro forma basis as of February 28, 2013, the investments of all existing stockholders and new investors after giving effect to the sale of the 100%, 75%, 50% and 25% of the shares of Series A Convertible Preferred Stock in this offering and conversion of such stock into Common Stock, a comparison of the number of shares of Common Stock acquired from the Company, the percentage of ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

100% of offering sold	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percentage	Per Share
Existing Stockholders	1,305,000	21%	130,500	3%	0.10
New Investors	5,000,000	79%	5,000,000	97%	1.00

Total	6,305,000	100%	5,130,500	100%

75% of offering sold

Existing Stockholders	1,305,000	26%	130,500	3%	0.10
New Investors	3,750,000	74%	3,750,000	97%	1.00

Total	5,055,000	100%	3,880,500	100%

50% of offering sold
Existing Stockholders	1,305,000	34%	130,500	5%	0.10
New Investors	2,500,000	66%	2,500,000	95%	1.00

Total	3,805,000	100%	2,630,500	100%

25% of offering sold
Existing Stockholders	1,305,000	51%	130,500	9%	0.10
New Investors	1,250,000	49%	1,250,000	91%	1.00

Total	2,555,000	100%	1,380,500	100%

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CAPITALIZATION

The following table sets forth our capitalization as of February 28, 2013, and as adjusted to reflect the sale of 100%, 75%, 50% and 25% of the 500,000 shares of series A convertible preferred stock offered herein and pro forma as adjusted to reflect conversion of 500,000, 375,000, 250,000 and 125,000 shares of series A convertible preferred stock into 5,000,000, 3,750,000, 2,500,000 and 1,250,000 shares of common stock.

	Actual	Pro forma Adjusted
	February 28, 2013	100%	75%	50%	25%

Common stock	$1,305	$6,305	$5,055	$3,805	$2,555
Additional Paid in capital	131,695	5,101,695	3,849,195	2,599,195	1,349,195
Subscriptions receivable	(2,315)	(2,315)	(2,315)	(2,315)	(2,315)
Other Comprenensive loss	(1,160)	(1,160)	(1,160)	(1,160)	(1,160)
Deficit accumulated during the development stage	(52,411)	(52,411)	(52,411)	(52,411)	(52,411)
Total Stockholders' equity	$77,114	$5,052,114	$3,798,364	$2,547,114	$1,295,864

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this prospectus are “forward-looking” statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.” Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “should,” and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

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PLAN OF OPERATION

Our primary focus over the course of the next 12 months will be to concentrate on developing, opening and operating one or more compressed natural gas motor vehicle fueling stations.

We were recently formed and all activity to date has been related to our formation of our business, formulation of our business plan and initial start-up operations such as investigating potential sites for compressed gas motor vehicle fueling stations, reviewing zoning and environmental regulations relating to such stations, investigating sources of supply for natural gas and compressed natural gas fueling station machinery and equipment, identifying potential contractors for building stations and development of our proposed financing. Our ability to proceed with our plan to develop and operate compressed natural gas fueling stations depends upon our obtaining adequate financial resources through this offering. As of February 28, 2013, we had not incurred any material costs or expenses other than those associated with the formation and financing of our company.

Milestones to Implement our Business Plan

Below is a brief description of the activities which we have established to achieve the opening of our initial CNG fueling station. These activities were undertaken by our officers.

The following activities have already been accomplished:

•	Located site for CNG fueling station located at 2700 W. Kings Highway, Fort Pierce, Florida 34945.

•	Made tentative arrangements to lease the site.

•	Worked with consulting engineers to develop a site plan for the CNG fueling station.

•	Held a pre-application meeting with the City of Fort Pierce Planning Department to review the site plan and other planning issues for the station.

•	Met with the county Fire Marshal concerning fire safety requirements for the station.

•	Met with local gas and electric utilities about upgrades for the site.

•	Worked with Phoenix Energy Corp. to develop a proposal to design, equip and start-up the station.

Management believes that we will require approximately $422,000 of available capital to build, equip and open our initial CNG fueling station which we hope to receive from the proceeds of this offering. Upon the availability of such proceeds we will take the following activities to open our initial CNG fueling station. We estimate that these activities will be completed and the station opened for business on the following schedule after the availability of such capital.

•	Formalize a lease for the station location. - 5 Days

•	Apply for applicable building permits and licenses. - 5 Days

•	Prepare the site for installation of the CNG fueling systems. - 30 Days

•	Purchase and install the CNG fueling systems. - 45 Days

•	Hire and train employees, acquire initial inventory of CNG and open the station. - 60 Days

Capital Requirements

We will require approximately $422,000 of available capital to proceed on the acquisition and construction of our initial CNG fueling station. If such capital does not become available from the proceeds of this offering or other sources we will continue development stage operations for the next 12 months from available cash on hand while seeking additional sources of capital. There can be no assurance that such additional capital will be available. We believe that our working capital on hand, $75,919 as of February 28, 2013, will provide sufficient capital to continue in the development stage for the next 12 months since our working capital needed will be minimal until we have sufficient capital to proceed on our first CNG fueling station.

If we succeed in opening one or more compressed natural gas fueling stations we anticipate that fuel sales at such stations will generate sufficient cash flow to support our operations for the next twelve months. However, this is based on our assumption of achieving significant sales of fuel at our stations and there can be no assurance that such sales levels will be achieved. Therefore, we may require additional financing through loans and other arrangements, including the sale of additional common stock or preferred stock.

There can be no assurance that such additional financing will be available, or if available, can be obtained on satisfactory terms. To the extent that any such financing involves the sale of our equity securities, the interests of our then existing stockholders, including the investors in this offering, could be substantially diluted. In the event that we do not have sufficient capital to support our operations we may have to curtain our operations.

Our officers will provide daily management of our company, including administration, financial management, production, marketing and sales. We will also engage other employees and service organizations to provide services as the need for them arise. These could include services such as computer systems, sales, marketing, advertising, public relations, cash management, accounting, and administration.

Upon the effective date of the registration statement of which this prospectus is a part we will be subject to certain reporting and other compliance requirements of a publicly reporting company. We will be subject to certain costs for such compliance which private companies may not choose to make. We have identified such costs as being primarily for audits, legal advice, filing expenses, financial and reporting controls and shareholder communications and estimate the cost to be approximately $8,000 to $15,000 for the next twelve months. We expect to pay such costs from a combination of cash on hand, the proceeds of this offering and cash generated by product sales.

We expect our initial operating expenses will be paid for by utilization of cash on hand, some of the proceeds of this offering and from cash flows generated from product sales.

There can be no assurance that we will be able to successfully develop and open any compressed natural gas fueling stations. We believe that we can control the operating and general and administrative expenses of our operations to be within the cash available from this offering and from the sales which we may make at any fueling stations we open. If our initial operations indicate that our business can establish and fulfill a demand for compressed natural gas fueling services on a basis which will lead to establishment of a profitable business we may seek additional sources of cash to grow the business. We do not currently have any commitments from customers for the use of our proposed fueling stations or for additional financing.

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BUSINESS

We are a Florida corporation which was incorporated in June 2012. Our business objective is to become a successful developer and operator of compressed natural gas motor vehicle fueling stations. Compressed natural gas (CNG) is currently used in automobiles, light to medium-duty vehicles, refuse trucks, and transit buses as an alternative to gasoline and diesel. CNG is produced from natural gas that is supplied by local utilities to CNG vehicle fueling stations, where it is compressed and dispensed into vehicles in gaseous form.

The Market Opportunity

We believe that our entry into the compressed natural gas filling station market is timely. Natural gas currently provides approximately 2% of demand for transportation fuel. We believe that the demand for compressed natural gas fueling stations will increase as the benefits of the use of natural gas as a motor vehicle fuel result in an increase in the number of natural gas fueled vehicles on the road. These benefits include:

Fuel Price Advantage of Natural Gas. Increased natural gas drilling has resulted in substantial price advantage of natural gas compared to other transportation fuels. This provides an economic incentive to use natural gas for motor vehicle fuel. The following chart shows the price of gasoline, diesel fuel, compressed natural gas and other transportation fuels on a Gasoline Gallon Equivalent basis where each fuel’s price is shown for a quantity equivalent to the energy content of one gallon of gasoline.

Souce - U.S. Department of Energy alternative Fuel Data Center

http://www.afdc.energy.gov/data/tab/fuels-infrastructure

Vehicle Performance and Availability. Motor vehicle manufacturers are providing more choices in natural gas powered vehicles, including light duty trucks, heavy duty trucks, fleet vehicles and consumer passenger vehicles. Existing gasoline and diesel fueled vehicles can be converted to use natural gas. Natural gas vehicles (NGVs) are similar to gasoline or diesel vehicles with regard to power, acceleration, and cruising speed. The driving range of NGVs is generally less than that of comparable gasoline and diesel vehicles because, with natural gas, less overall energy content can be stored in the same size tank as the more energy-dense gasoline or diesel fuels. In heavy-duty vehicles, dual-fuel, compression-ignited engines are slightly more fuel-efficient than spark-ignited dedicated natural gas engines. However, a dual-fuel engine increases the complexity of the fuel-storage system by requiring storage of both types of fuel.

Lower Emissions. Natural gas is the least polluting fossil fuel. Compared with vehicles fueled by conventional diesel and gasoline, natural gas vehicles can produce lower levels of some emissions, depending on vehicle type, drive cycle, and engine calibration. And because CNG fuel systems are completely sealed, CNG vehicles produce no evaporative emissions.

Energy Security. In 2010, the United States imported about 49% of the petroleum it consumed—two-thirds of which is used to fuel vehicles in the form of gasoline and diesel. With much of the world’s petroleum reserves located in politically volatile countries, the United States is vulnerable to supply disruptions. However, because U.S. natural gas reserves are abundant, this alternative fuel can be domestically produced and used to offset the petroleum currently being imported for transportation use.

Despite these benefits, there can be no assurance that the business of natural gas fueling stations will be profitable. The following factors may result in the demand for natural gas as a motor vehicle fuel to decline or not grow substantially:

Competition with Other Fuels. Natural gas competes against gasoline and diesel fuel as well as other alternative fuels such as electric, hybrid electric, and hydrogen. The economic benefit of natural gas fuel over gasoline and diesel may be reduced or eliminated in the event that natural gas production is not sufficient to meet current and anticipated demand or the price of petroleum-based fuels decline in comparison to the price of natural gas.

Scarcity of Fueling Stations. The scarcity of natural gas fueling stations is a major factor holding back the use of natural gas fueled vehicles. As of September 25, 2012 the U.S. Department of Energy reported that there were 1,107 CNG fueling stations in the United States, including 24 in the State of Florida. http://www.afdc.energy.gov/fuels/stations_counts.html.

Vehicle Cost. Natural gas-fueled vehicles are currently more expensive that equivalent vehicles utilizing gasoline or diesel fuel.

While we believe that CNG will achieve significant demand as a motor vehicle fuel sufficient to enable our CNG fueling stations to be profitable, we cannot assure that this will be so.

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Fueling Station Development

We have identified the Interstate 95 corridor from West Palm Beach to Jacksonville, Florida as the initial target location for the building of CNG fueling stations. We expect our customers to be short and long haul truckers, fleet vehicles and motorists with compressed CNG-fueled vehicles. Subject to the availability of funding, we will take the following steps to open CNG fueling stations:

Site selection. We will seek to acquire sites for fueling stations based on several criteria including:

Access to natural gas supply.

Ingress and egress to I-95.

Competing CNG fueling stations in the vicinity.

Traffic count.

Zoning and regulatory factors.

Design. Our proposed stations will be of modular design with compressors and storage tanks housed in easily transportable containers. This will allow for expansion of capacity without disruption of operations. All natural gas will be stored above ground which will eliminate groundwater pollution in the event of leaks. Our stations will comply with all fire safety and other safety and environmental regulations and standards. Our stations will be initially operated solely for CNG fueling and we do not anticipate offering any vehicle maintenance services at our stations. Dispensing and payment will utilize self-service automated equipment in order to reduce staffing needs at our stations.

Construction. We have identified several sources for the equipment required for our CNG fueling stations. We have also identified several contractors, engineering and other service providers qualified to design and build our CNG fueling stations.

Potential site for our first CNG Fueling Station

As of the date of this Prospectus we have identified a suitable site for our first CNG fueling station at 2700 W. Kings Highway, Fort Pierce, Florida 34945 and have undertaken substantial activities in anticipation of opening a station at this location. See, “Plan of Operation – Milestones to Implement our Business Plan.” However, we will not enter into a formal lease for the location, apply for building permits or contract to build out the station and purchase and install CNG fueling systems until we have available the amount of $422,000 in available capital. We have not yet identified potential sites for any additional stations.

Marketing, Promotion and Advertising

As a new entrant into a market our initial marketing strategy will be to let customers know of our station locations, appeal to consumers to try our stations and build customer loyalty. We have identified the following traditional and online media as the most relevant to our marketing plan:

Station and highway signage.

Advertising in truck fleet publications.

Participation in CNG Fuel Finder app for iPhone and Android smartphones.

Participation in World Wide Web search engine, discovery and review sites such as Google and Yelp.

We will seek to sign supply contracts with fleet operators and sell on a per fill-up basis. Contracts with fleet operators may provide for a price based upon the prevailing price of natural gas while per fill-up customers pay the price we post at the pump.

Natural Gas Supply

Based on our preliminary investigation, natural gas suitable for sale at our stations is available from local natural gas utilities or brokers at market rates. However, we have not entered into any contracts with natural gas suppliers. We may enter into an exclusive or long term agreement with a gas supplier under standard floating rate arrangements with the price of gas pegged to an index.

Trademarks

We expect to seek trademark protection for our brand as soon as a brand name and logo is selected, as well as trademark protection for any advertising slogans we adopt. We will do a search of existing trademarks prior to selecting trademarks for our brand. We believe that trademark protection will be important to brand name recognition and consumer loyalty to our stations. We intend to register our important trademarks in the United States.

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Future Products and Services

We intend to develop and introduce new products and services. These may include convenience stores at our fueling stations and a mobile fueling service. We may also assemble CNG engines for fleet vehicles from components acquired from parts suppliers. However, there can be no assurance that any future products and services will be successfully developed and marketed.

Government Regulation

To construct a CNG fueling station, we must comply with local zoning requirements for the station site. We must also obtain a facility permit from the local fire department and either we or a third-party contractor must be licensed as a general engineering contractor. The installation and operation of each CNG fueling station must be in accordance with federal, state and local regulations pertaining to station design, environmental health, accidental release prevention, above-ground storage tanks, hazardous waste and hazardous materials. We may also be required to register with certain state and local agencies to operate our business. We intend to operate our business in compliance with all applicable laws and regulations. We do not believe that compliance with these regulations will have a material effect on our capital expentitures, potential earnings or competitive postion.

Competition

While there is currently little competition in the CNG fueling station business, we expect to face increased competition if the demand for CNG fueling services increases as we expect. There are few barriers to entry in the CNG fueling station business and many gasoline and diesel fueling stations which do not currently offer CNG could add it to their existing stations. There are currently 21 CNG fueling stations in the State of Florida. We have identified Clean Energy Fuels Corp. as the largest operator of natural gas fueling stations with one CNG fueling station in Florida. This firm appears to be concentrating on LNG fueling stations for long haul freight trucking rather than CNG stations proposed to be built by the Company. Many of our current and potential future competitors have established motor vehicle fueling station networks and greater financial and other resources than we do. Competition in motor vehicle fueling is primarily based on station location, pricing and brand preference. We believe that we will be able to compete based upon our proposed station locations and low overhead operation which we believe will enable us to meet competing prices.

Employees

As of May 8, 2013, we have no full-time employees. All activities to date have been undertaken by our officers as needed. Our officers do not currently spend all of their time on our business and estimate they devote approximately 10% of their business time on the business of the Company. We anticipate that we will begin hiring employees as needed to support our business as it develops.

Facilities

Our company currently operates out of the residence of our President. We anticipate that we will rent additional facilities when needed to support the growth of our business.

MANAGEMENT

Our directors and executive officers are:

Name	Position

Gregory Liddy	President and CEO
George B. Liddy	Director and Secretary
James Schmidt	Director
Jay Bryant	Director

Gregory Liddy, 48, has been our President and CEO since June 2012. From May 2010 to June 2012 he was employed by Security Concepts NEPA, a provider of security systems, security cameras and access control systems to residential and commercial accounts. Mr. Liddy’s duties included bookkeeping, payroll and inventory control as well as sales, installation and maintenance of security systems. Form May 1997 to May 2010 Mr. Liddy was employed by Right Security, a provider of security systems, security cameras and access control systems to residential and commercial accounts. His duties included sales, installation, service and maintenance of security systems. He is the son of George B. Liddy, our Secretary and a director.

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George B. Liddy, 70, has been our Secretary since June 2012 and director since November 2012. He has been a semi-retired real estate investor since 2007. He is the father of Gregory Liddy, our President and CEO.

James Schmidt, 55, has been a director since November 2012. He has been an attorney in private practice in Destin, Florida since November 2007.

Jay Bryant, 41, has been a director since November 2012. From June 2007 to June 2008 he was general manager of the Whiteland, Indiana branch of Speedco Inc. which provides quick lubrication and tire services to the trucking industry. Since June 2008 he has been the owner and President of Pride Truck Wash, Knoxville, Tennessee, which operates six locations in four states and employs over 100 persons.

The Board of Directors believes that each of our directors has certain experience, qualifications, attributes or skills which qualify them to serve on our Board of Directors:

Gregory Liddy provides essential insight and expertise concerning the business, operations and strategies of the Company that is needed for the Board’s oversight and decision-making responsibilities.

George B. Liddy’s experience in land development, zoning and building provides essential insight into the Company’s site selection activities and dealing with building and zoning issues and construction contracting.

James Schmidt has legal experience which aids the Board and management in assessing and managing the legal risks facing the Company.

Jay Bryant brings to the Board leadership perspective on the operation and management of a successful multi-site business serving the needs of commercial truckers.

Our officers are elected by the board of directors and may be replaced or removed by the board at any time. Our directors are elected by our shareholders annually and serve until the election and qualification of their successors or their earlier resignation or removal.

Director Independence

The following information concerning director independence is based on the director independence standards of The NASDAQ Stock Market Corporate Governance Rules, although our common stock is not listed on The NASDAQ Stock Market.

The Board has determined that directors James Schmidt and Jay Bryant are independent directors within The NASDAQ Stock Market’s director independence standards. Director George Liddy is not independent. In determining independence, the Board reviews and seeks to determine whether directors have any material relationship with the Company, direct or indirect, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board reviews business, professional, charitable and familial relationships of the directors in determining independence. The Board has not designated a separate compensation or nominating committee.

Board of Director Committees

Our board of directors also serves as our audit committee. We do not have any executive, compensation or any other committee of our board of directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is filed as Exhibit 14.1 to the registration statement of which this Prospectus is part.

Director Compensation

In November 2012 we agreed to compensate our directors for their director services by issuing shares of our common stock as follows:

George B. Liddy	15,000 shares
James Schmidt	25,000 shares
Jay Bryant	15,000 shares

We do not have any other arrangements for compensating our directors.

SUMMARY COMPENSATION TABLE

During the fiscal year ended August 31, 2012 we did not pay or accrue any compensation to our president and chief executive officer, Gregory Liddy or any other executive officer.

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EXECUTIVE COMPENSATION

At present, all of our operations are conducted by our executive officers without compensation. The board of directors and our officers will seek to agree upon employment arrangements providing a compensation package which will fairly compensate them for their future services and be within our available financial resources. We do not anticipate that any officer will receive a written employment agreement or compensation in excess of $50,000 until our business develops the ability to do so.

Other Compensation Arrangements

None of our executive officers have any written employment agreements or any arrangements for employee benefits, severance payments or change of control payments. We have not established any long term compensation plans, stock based compensation plans, incentive compensation plans or other compensation or benefit plans. We anticipate that such plans will be established as our business develops.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 8, 2013, the beneficial ownership of our 1,305,000 outstanding shares of Common Stock, our only outstanding equity security, by (1) the only persons who own of record or are known to own beneficially, more than 5% of our Common Stock; (2) each director and executive officer; and (3) all directors and officers as a group and the percentage owned as of such date and to be owned after completion of this offering on the assumption that all shares offered will be sold and converted into 5,000,000 shares of common stock.

			Percent Beneficially Owned
	Number of			After Offering
Name	Shares		Before Offering	and Conversion
Gregory Liddy	200,000		15.3%	3.2%
George B. Liddy	1,065,000	(1)	81.7%	16.9%
James L. Schmidt	25,000		*	*
Jay Bryant	15,000		*	*

All directors and officers as a group (4 persons)	1,305,000	(1)	100%	20.7%

 ___________________________________

(1) Includes 65,000 shares owned directly and 1,000,000 shares owned by Mercad Credit Services Corp. over which George B. Liddy has sole voting and investment power.

* less than 2%

Promoters

We were founded in June 2012. Gregory Liddy and George B. Liddy were instrumental in our organization and may be considered promoters of our company. They received no consideration for their services in connection with our organization. George B. Liddy purchased 50,000 shares of our common stock for $5,000, Gregory Liddy purchased 200,000 shares of our common stock for $20,000 and Mercard Credit Services Corp., an affiliate of George B. Liddy, purchased 1,000,000 shares of our common stock for $100,000. George B. Liddy received 15,000 shares, valued at $1,500, for serving on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since June 2012, we have been party to the following transactions in which a director, executive officer or holder of five percent or more of our common stock or any member of their immediate family had a direct or indirect material interest.

ISSUANCE OF COMMON STOCK TO OUR OFFICERS, DIRECTORS AND FOUNDERS

In June 2012 George B. Liddy purchased 50,000 shares of our common stock for $5,000, Gregory Liddy purchased 200,000 shares of our common stock for $20,000 and Mercard Credit Services Corp., an affiliate of George B. Liddy, purchased 1,000,000 shares of our common stock for $100,000.

In November 2012 we compensated our directors for their services solely by issuance of our common stock which we valued at $.10 per share, as follows:

George B. Liddy	15,000 shares valued at $1,500.
James Schmidt	25,000 shares valued at $2,500.
Jay Bryant	15,000 shares valued at $1,500.

The transactions with our founders, Gregory Liddy and George Liddy, were agreed upon between them in connection with the formation of the company. The issuances to Messrs. Schmidt and Bryant were entered into by negotiation in connection with their recruitment to serve as directors.

Our Board of Directors requires that all related party transactions be reviewed and approved by an independent body of the Board of Directors.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 20,000,000 shares of Common Stock, $.001 par value. The holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of our Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 1,000,000 shares of preferred stock, $.001 par value. 500,000 shares of our Preferred Stock have been designated as Series A Convertible Preferred Stock. The balance of our 500,000 shares of authorized preferred stock may be issued by the Board of Directors in one or more series and with the rights, privileges and limitations of the preferred stock determined by the Board of Directors. The rights, preferences, powers and limitations on different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. As of the date of this prospectus we have no preferred stock outstanding.

Stock Certificates

We intend to issue our common stock and preferred stock in book entry form without stock certificates. Within a reasonable time after the issue or transfer of stock without certificates, we shall send the registered stockholder a written statement containing the information required to be set forth or stated on a certificate pursuant to the applicable provisions of the Business Corporation Act of the State of Florida.

Description of Series A Convertible Preferred Stock

Pursuant to its authority, our board of directors has designated 500,000 shares of the preferred stock that we now have authority to issue as the Series A convertible preferred stock. The shares of convertible preferred stock, when issued and sold in the manner contemplated by this prospectus, will be duly and validly issued, fully paid and nonassessable. You will not have any preemptive rights if we issue other series of preferred stock. The convertible preferred stock is not subject to any sinking fund. We have no right or obligation to redeem the convertible preferred stock. The convertible preferred stock has a perpetual maturity and may remain outstanding indefinitely, subject to the stockholders right to convert the convertible preferred stock into common stock. Any convertible preferred stock converted or acquired by us will, upon cancellation, have the status of authorized but unissued shares of preferred stock of no designated series. We will be able to reissue these cancelled shares of preferred stock.

Dividends

In the event any dividend or other distribution payable in cash or other property (other than shares of our Common Stock) is declared on our Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant immediately prior to such record date.

Conversion into Common Stock

You may convert the convertible preferred stock at a conversion rate of 10 shares of common stock for each share of convertible preferred stock. No payment is required in connection with a conversion. We will not make any adjustment to the conversion price for accrued or unpaid dividends upon conversion. We will not issue fractional shares of common stock upon conversion. However, we will instead pay cash for each fractional share based upon the market price of the common stock on the last business day prior to the conversion date.

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In order to convert your shares of convertible preferred stock, you must deliver a duly signed and completed notice of conversion to us. If your convertible preferred stock is represented by a stock certificate you must also deliver your stock certificate to us.

The conversion date will be the date you deliver your duly signed and completed notice of conversion to us (and your stock certificate for your convertible preferred stock if issued in certificated form). You will not be required to pay any U.S. federal, state or local issuance taxes or duties or costs incurred by us on conversion, but will be required to pay any tax or duty payable as a result of the common stock upon conversion being issued other than in your name. We will not issue common stock unless all taxes and duties, if any, have been paid by the holder.

No commission or other remuneration will be paid or given, directly or indirectly, for soliciting a conversion.

Conversion Rate Adjustment

The conversion rate of 100 shares of common stock will be proportionately adjusted if:

(1) we dividend or distribute common stock on shares of our common stock; or

(2) we subdivide or combine our common stock.

If we are involved in a transaction in which shares of our common stock are converted into the right to receive other securities, cash or other property, or a sale or transfer of all or substantially all of our assets under which the holders of our common stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that your convertible preferred stock will convert into the kind and amount of the securities, cash or other property that would have been receivable upon the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock issuable upon conversion of the convertible preferred stock immediately prior to the recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange. The company formed by the consolidation, merger, asset acquisition or share acquisition shall provide for this right in its organizational document. This organizational document shall also provide for adjustments so that the organizational document shall be as nearly practicably equivalent to adjustments in this section for events occurring after the effective date of the organizational document.

The following types of transactions, among others, would be covered by this adjustment:

(1) we consolidate or merge into any other company, or any merger of another company into us, except for a merger that does not result in a reclassification, conversion, exchange or cancellation of common stock,

(2) we sell, transfer or lease all or substantially all of our assets and holders of our common stock become entitled to receive other securities, cash or other property, or

(3) we undertake any compulsory share exchange.

Ranking

The convertible preferred stock will rank, with respect to dividend rights and upon liquidation, winding up and dissolution:

- junior to all our existing and future debt obligations;

- junior to “senior stock”, which is each other class or series of our capital stock other than (a) our common stock and any other class or series of our capital stock the terms of which provide that class or series will rank junior to the preferred stock and (b) any other class or series of our capital stock the terms of which provide that class or series will rank on a parity with the convertible preferred stock;

- on a parity with “parity stock”, which is each other class or series of our capital stock that has terms which provide that that class or series will rank on a parity with the convertible preferred stock;

- senior to “junior stock”, which is our common stock and each class or series of our capital stock that has terms which provide that class or series will rank junior to the convertible preferred stock.

We do not currently have any outstanding capital stock which is senior to or on parity with the convertible preferred stock.

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Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock resulting in a distribution of assets to the holders of any class or series of our capital stock, each holder of shares of convertible preferred stock will be entitled to payment out of our assets available for distribution of an amount equal to $10.00 per share of convertible preferred stock held by that holder, plus all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any junior stock, including our common stock, but after any distributions on any of our indebtedness or shares of our senior stock. After payment in full of the liquidation preference and all accumulated and unpaid dividends to which holders of shares of convertible preferred stock are entitled, the holders will not be entitled to any further participation in any distribution of our assets. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock, the amounts payable with respect to shares of convertible preferred stock and all other parity stock are not paid in full, the holders of shares of convertible preferred stock and the holders of the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of our property or assets nor the consolidation, merger or amalgamation of Anchor CNGO Corp. with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into Anchor CNGO Corp. will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of Anchor CNGO Corp. or a reduction or decrease in our capital stock.

We are not required to set aside any funds to protect the liquidation preference of the shares of preferred stock, although the liquidation preference will be substantially in excess of the par value of the shares of the convertible preferred stock.

SHARES ELIGIBLE FOR FUTURE SALE

All of the 1,250,000 shares of Common Stock issued and outstanding prior to this offering are “restricted securities,” as that term is defined under Rule 144 (“Rule 144”), promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, an affiliate of the Company (or persons whose shares are aggregated with those of an affiliate), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale as reported on NASDAQ, all exchanges and the consolidated transaction reporting system.

A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least six months is entitled to sell such shares under Rule 144 without regard to any of the limitations described above as long as the Company is up to date in its filing its periodic reports under the Securities Exchange Act of 1934. If the Company is not up to date in such Exchange Act filings preceding such sale, non-affiliate stockholders may sell their shares without regard to any of the limitations described above after they have held their shares for at least one year.

No prediction can be made as to the effect, if any, that sales of “restricted” shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company’s ability to raise capital through the sale of its equity securities.

INDEMNIFICATION

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3).

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

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A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Our Articles of Incorporation and By-laws provide that we must indemnify our officers, directors, employees and agents to the fullest extent allowed by the Florida Business Corporation Act.

Indemnification Against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

PLAN OF DISTRIBUTION

We are offering up to 500,000 shares of series A convertible preferred stock at a price or $10.00 per share. We are offering the shares directly to the public until 180 days from the date of this prospectus, however, we may terminate the offering prior to that date. There is no minimum amount of shares that must be sold before we use the proceeds. Proceeds will not be returned to investors if we sell less than all of the 500,000 shares being offered in this prospectus. The proceeds from the sales of the shares will be paid directly to us by a subscriber for our shares and will not be placed in an escrow account.

The offering will be conducted by our President, Gregory Liddy. Under Rule 3a 4-1 of the Securities Exchange Act an issuer may conduct a direct offering of its securities without registration as a broker/dealer. Such offering may be conducted by officers who perform substantial duties for or on behalf of the issuer otherwise then in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions.

Furthermore, such persons may not be subject to a statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and are not at the time of offering our shares are associated persons of a broker or dealer. Mr. Liddy will meet these requirements.

How to invest

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

an executed copy of the Subscription Agreement, a copy of which is included in this Prospectus; and

a check payable to the order of Anchor CNGO Corporation in the amount of $10.00 for each share you want to purchase.

RESALE OF OUR SHARES

There is presently no public market for our shares of preferred or common stock. There is no assurance that a trading market will develop or be sustained. Accordingly, you may have to hold the shares indefinitely and may have difficulty selling them if an active trading market does not develop.

Management’s strategy is to seek to have our common stock, but not our preferred stock, trade on the over-the-counter market and quoted on the OTC Bulletin Board as soon as practicable after the termination of this offering. However, to date we have not solicited any securities broker-dealers to become market-makers of our common stock. There can be no assurance that an active trading market for the common stock will develop or be sustained or that the market price of the common stock will not decline below the initial public trading price. The initial public trading price will be determined by market makers independent of us. You may convert our preferred stock into common stock at any time. See, “Description of Securities - Description of Series A Convertible Preferred Stock.”.

Even if a market develops for our common stock you may have difficulty selling our shares due to the operation of the SEC’s penny stock rules. These rules regulate broker-dealer practices in connection with transactions in “penny stocks.” These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock.

20

We are registering the preferred stock for sale only in the State of Florida. The “blue sky” laws of some states may impose restrictions upon the ability of investors to resell our shares in those states without registration or an exemption from the registration requirements. Accordingly, investors may have difficulty selling our shares and should consider the secondary market for our shares to be a limited one.

LEGAL MATTERS

The validity of the shares offered hereby is being passed upon for the Company by Joel Bernstein Esq., Miami, Florida.

EXPERTS

The financial statements appearing in this prospectus and registration statement have been audited by Liggett, Vogt & Webb, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus and in the registration statement, and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities we are offering. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statements. We refer you to the exhibits to the registration statement for the complete text. For further information with respect to our company and the securities we are offering by this prospectus, we refer you to the registration statement and to the exhibits filed as part of it. We will also file other reports with the SEC, including annual reports containing audited financial statements, quarterly reports containing unaudited interim financial statements and other information.

Such material can be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains the reports, proxy and information statements and other information which we will file with the SEC which are available on the World Wide Web at: http://www.sec.gov.

21

ANCHOR CNGO CORP.

SUBSCRIPTION AGREEMENT

TO: Mr. Gregory Liddy, President

Anchor CNGO Corp.

301 North E Street

Lake Worth, FL 33460

Dear Mr. Liddy:

The undersigned hereby subscribes for and agrees to purchase __________ shares of Series A Convertible Preferred Stock of Anchor CNGO Corp., a Florida corporation, as described in the Prospectus dated ____________, 2013.

Enclosed is my check to the order of Anchor CNGO Corporation representing the purchase price for the shares in the amount of $10.00 per share. Please issue my shares as set forth below:

____________________________________
Date: ____________________	(signature of purchaser or purchasers)

Taxpayer ID No.___________________

Shares are issued to:

☐ Individual name

☐ Joint Tenants with rights of survivorship

☐ Tenant’s in common

☐ Tenants by the entireties

☐ As custodian for _______________________

under                                         (state)

Uniform Transfers to Minors Act

☐ As Trustee under Declaration of Trust

dated ________________________ for and on behalf

of ______________________________ (beneficiary)

☐ Other __________________________

Print name and address of Shareholder as it will appear on the Company’s shareholder records:

______________________________________

______________________________________

______________________________________

Telephone no. ________________________

Fax no. ______________________________

E-mail: ______________________________

22

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF AUGUST 31, 2012

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

PAGES	6-10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Anchor CNGo Corp. (f/k/a Anchor Resort Corp.)

We have audited the accompanying balance sheet of Anchor CNGo Corp. (f/k/a Anchor Resort Corp.) (A Development Stage Company) (the “Company”) as of August 31, 2012, and the related statement of operations, changes in stockholders’ equity and cash flows for the period from June 8, 2012 (inception) to August 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Anchor CNGo Corp. (f/k/a Anchor Resort Corp.) as of August 31, 2012 and the results of its operations and its cash flows for the period from June 8, 2012 (inception) to August 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage with minimal operations, a net loss of $6,301 for the period from June 8, 2012 (inception) to August 31, 2012 and used cash in operations from inception of $13,214. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 19, 2012

1

ANCHOR CNGO CORP.
(F/K/A ANCHOR RESORT CORP.)
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
AS OF AUGUST 31, 2012

ASSETS

Current Assets
Cash	$108,000
Prepaid expense	7,000
Total current assets	115,000

Fixed assets, net	1,384

Total Assets	$116,384

LIABILITIES AND STOCKHOLDERS' EQUITY

Total Liabilities	$-

Stockholders' Equity
Preferred stock, $0.001 par value; 500,000 shares authorized, none issued and outstanding	-
Convertible Series A Preferred stock, $0.001 par value; 500,000 shares authorized, none issued and outstanding	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 1,250,000 shares issued and outstanding	1,250
Additional paid-in capital	123,750
Subscription receivables	(2,315)
Deficit accumulated during the development stage	(6,301)
Total Stockholders' Equity	116,384

Total Liabilities and Stockholders' Equity	$116,384

See Accompanying Notes to Audited Financial Statements

2

ANCHOR CNGO CORP.
(F/K/A ANCHOR RESORT CORP.)
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

Operating Expenses
Professional fees	$5,000
General and administrative	1,301
Total Operating Expenses	6,301

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(6,301)

Provision for Income Taxes	-

NET LOSS	$(6,301)

Net Loss Per Share - Basic and Diluted	$(0.01)

Weighted average number of shares outstanding during the period - Basic and Diluted	1,250,000

See Accompanying Notes to Audited Financial Statements

3

ANCHOR CNGO CORP.
(F/K/A ANCHOR RESORT CORP.)
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

	Preferred stock		Common stock		Additional		Deficit accumulated during	Total
					paid-in	Subscription	development	Stockholders'
	Shares	Amount	Shares	Amount	capital	Receivables	stage	Equity

Balance, June 8, 2012	-	$-	-	$-	$-	$-	$-	$-

Common stock issued for cash ($.10/share)	-	-	1,250,000	1,250	123,750	(2,315)	-	122,685

Net loss for the period from June 8, 2012 to August 31, 2012	-	-	-	-	-	-	(6,301)	(6,301)

Balance, August 31, 2012	-	$-	1,250,000	$1,250	$123,750	$(2,315)	$(6,301)	$116,384

See Accompanying Notes to Audited Financial Statements

4

ANCHOR CNGO CORP.
(F/K/A ANCHOR RESORT CORP.)
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO AUGUST 31, 2012

Cash Flows From Operating Activities:
Net Loss	$(6,301)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	87
Changes in operating assets and liabilities:
Increase in prepaid expenses	(7,000)
Net Cash Used In Operating Activities	(13,214)

Cash Flows From Investing Activities:
Purchased of fixed assets	(1,471)
Net Cash Used in Investing Activities	(1,471)

Cash Flows From Financing Activities:
Proceeds from stock issuances	122,685
Net Cash Provided by Financing Activities	122,685

Net Increase in Cash	108,000

Cash at Beginning of Period	-

Cash at End of Period	$108,000

Supplemental disclosure of cash flow information:

Cash paid for interest	$-
Cash paid for taxes	$-

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable $2,315. See Note 3(B).

See Accompanying Notes to Audited Financial Statements

5

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Anchor CNGo Corp. (f/k/a Anchor Resort Corp.) (a development stage company) (the "Company") was incorporated under the laws of the State of Florida on June 8, 2012. The Company plans to build and operate Compressed Natural Gas (CNG) dispensing stations to fuel vehicles in Florida. The Company’s fiscal year end is August 31.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. The most significant estimates include the valuation of deferred tax valuation allowance and estimated lives of depreciable assets.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At August 31, 2012, the Company had no cash equivalents.

(D) Fixed Assets

The Company values fixed assets at cost and depreciates these assets using the straight-line method over their expected useful life. The Company depreciates equipment over a five-year useful life.

In accordance with ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

6

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

(E) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.” As of August 31, 2012, there were no common share equivalents outstanding.

(F) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of August 31, 2012, the Company has a net operating loss carryforward of approximately $6,301 available to offset future taxable income through 2032. The increase in the valuation allowance at August 31, 2012 was $2,142.

2012
Expected income tax recovery (expense) at the statutory rate of 34%	$(2,371)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	-
Change in valuation allowance	2,371
Provision for income taxes	$-

The components of deferred income taxes are as follows:

2012
Deferred income tax asset:
Net operating loss carryforwards	$(2,371)
Valuation allowance	2,371
Deferred income taxes	$-

7

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(I) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including prepaid expenses and they approximate fair value due to the relatively short period to maturity for these instruments.

(J) Recent Accounting Pronouncements

In December 2011, FASB issued Accounting Standards Update 2011-11, Balance Sheet - Disclosures about Offsetting Assets and Liabilities” to enhance disclosure requirements relating to the offsetting of assets and liabilities on an entity's balance sheet. The update requires enhanced disclosures regarding assets and liabilities that are presented net or gross in the statement of financial position when the right of offset exists, or that are subject to an enforceable master netting arrangement. The new disclosure requirements relating to this update are retrospective and effective for annual and interim periods beginning on or after January 1, 2013. The update only requires additional disclosures, as such, we do not expect that the adoption of this standard will have a material impact on our results of operations, cash flows or financial condition.

NOTE 2 FIXED ASSETS

At August 31, 2012, property and equipment assets were as follows:

August 31, 2012
Fixed Assets	$1,471
Less: Accumulated depreciation	(87)
Total fixed assets, net	$1,384

Depreciation expense for the period from June 8, 2012 to August 31, 2012 was $87.

8

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

NOTE 3 STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company authorized 1,000,000 shares of preferred stock with a par value of $.001 per share, of which 500,000 shares of Preferred Stock was designated to Series A Convertible Preferred Stock. Rights and preferences are to be determined by the board of directors. The Series A Convertible Preferred Stock have a stated value of $10 per share and can be converted at a ratio of one for ten fully-paid and non-assessable share of common stock. All fractional shares resulting from the conversion were rounded up to the next full numbers.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, immediately after any distribution to Senior Securities and prior to Junior Securities, but in parity with any distribution to Parity Securities, an amount per share equal to the sum of $10 and all accrued and unpaid dividends.

(B) Common Stock Issued for Cash

On July 5, 2012, the Company issued 1,250,000 shares of common stock ($0.10/share for cash of $122,685 and a subscription receivable of $2,315 to founders.

NOTE 4 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations. The Company has used cash in operations of $13,214 from inception and has a net loss since inception $6,301. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional stockholder loans and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 5 SUBSEQUENT EVENTS

9

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO AUDITED FINANCIAL STATEMENTS

AS OF AUGUST 31, 2012

On September 7, 2012, the board of directors and the majority shareholder of the Company approved the name change of the Company from Anchor Resort Corp. to Anchor CNGo Corp. On September 7, 2012, the Company amended and restated Article 1 of its Articles of Incorporation to change the Company’s name to Anchor CNGo Corp.

On September 7, 2012, the board of directors and the majority shareholder of the Company approved a 1 to 1.25 forward stock split. The stock split was retroactively applied to the financial statement as of August 31, 2012.

On September 7, 2012, the Company amended its Articles of Incorporation to change the total amount of capital stock to 20,000,000 shares of Common Stock, $.001 par value per share and 1,000,000 shares of Preferred Stock, $.001 par value per share, of which 500,000 shares of Preferred Stock shall be designated Series A Convertible Preferred Stock. The restated share amounts have been retroactively reflected in the financial statements as of August 31, 2012.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through September 19, 2012, the date the financial statements were issued.

10

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE	1	CONDENSED BALANCE SHEET AS OF FEBRUARY 28, 2013 (UNAUDITED) AND AS OF AUGUST 31, 2012

PAGE	2	CONDENSED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED FEBRUARY 28, 2013 AND FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO FEBRUARY 28, 2013 (UNAUDITED)

PAGE	3	CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO FEBRUARY 28, 2013 (UNAUDITED)

PAGE	4	CONDENSED STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED FEBRUARY 28, 2013 AND FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO FEBRUARY 28, 2013 (UNAUDITED)

PAGES	5-11	NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

	February 28, 2013	August 31, 2012
	(Unaudited)
ASSETS
Current Assets
Cash	$49,802	$108,000
Prepaid expenses	-	7,000
Investment securities at fair value	26,910	-
Interest receivable	547	-
Total current assets	77,259	115,000

Fixed assets, net	1,195	1,384

Total Assets	$78,454	$116,384

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$1,340	$-
Total Liabilities	1,340	-

Stockholders' Equity
Preferred stock, $0.001 par value; 500,000 shares authorized, none issued and outstanding	-	-
Convertible Series A Preferred stock, $0.001 par value; 500,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 20,000,000 shares authorized, 1,305,000 and 1,250,000 shares issued and outstanding, respectively	1,305	1,250
Additional paid-in capital	131,695	123,750
Subscription receivables	(2,315)	(2,315)
Deficit accumulated during the development stage	(52,411)	(6,301)
Accumulated comprenhensive loss	(1,160)	-
Total Stockholders' Equity	77,114	116,384

Total Liabilities and Stockholders' Equity	$78,454	$116,384

See Accompanying Notes to Condensed Unaudited Financial Statements

1

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Six Months Ended	For the Period from June 8, 2012
	February 28, 2013	(Inception) to February 28, 2013

Operating Expenses
Professional fees	$30,586	$35,586
General and administrative	16,619	17,920
Total Operating Expenses	47,205	53,506

LOSS FROM OPERATION	(47,205)	(53,506)

Other Income
Interest income	1,095	1,095

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(46,110)	(52,411)

Provision for Income Taxes	-	-

NET LOSS	$(46,110)	$(52,411)

Net Loss Per Share - Basic and Diluted	$(0.04)

Weighted average number of shares outstanding during the period - Basic and Diluted	1,279,889

See Accompanying Notes to Condensed Unaudited Financial Statements

2

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM JUNE 8, 2012 (INCEPTION) TO FEBRUARY 28, 2013

(UNAUDITED

							Deficit	Accumulated
	Preferred stock		Common stock		Additional		accumulated during	Other	Total
					paid-in	Subscription	development	Comprenhensive	Stockholders'
	Shares	Amount	Shares	Amount	capital	Receivables	stage	Loss	Equity

Balance, June 8, 2012	-	$-	-	$-	$-	$-	$-	$-	$-

Common stock issued for cash ($.10/share)	-	-	1,250,000	1,250	123,750	(2,315)	-	-	122,685

Net loss for the period from June 8, 2012 to August 31, 2012	-	-	-	-	-	-	(6,301)	-	(6,301)

Balance, August 31, 2012	-	$-	1,250,000	$1,250	$123,750	$(2,315)	$(6,301)	$-	$116,384

Net loss for the Six months ended February 28, 2013	-	-	-	-	-	-	(46,110)	-	(46,110)

Common stock issued for services ($.10/share)	-	-	55,000	55	5,445	-	-	-	5,500

Imputed compensation	-	-	-	-	2,500	-	-	-	2,500

Comprenhensive loss on investment securities	-	-	-	-	-	-	-	(1,160)	(1,160)

Comprenhensive loss	-	-	-	-	-	-	-	-	(47,270)

Balance, February 28, 2013	-	$-	1,305,000	$1,305	$131,695	$(2,315)	$(52,411)	$(1,160)	$77,114

See Accompanying Notes to Condensed Unaudited Financial Statements

3

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended	For the Period from June 8, 2012
	February 28, 2013	(Inception) to February 28. 2013
Cash Flows From Operating Activities:
Net Loss	$(46,110)	$(52,411)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	189	276
Stock issued for services	5,500	5,500
Imputed compensation	2,500	2,500
Changes in operating assets and liabilities:
Decrease in prepaid expenses	7,000	-
Increase in interest receivables	(547)	(547)
Increase in accounts payable	1,340	1,340
Net Cash Used In Operating Activities	(30,128)	(43,342)

Cash Flows From Investing Activities:
Purchased of fixed assets	-	(1,471)
Purchase of investment securities	(28,070)	(28,070)
Net Cash Used in Investing Activities	(28,070)	(29,541)

Cash Flows From Financing Activities:
Proceeds from stock issuances	-	122,685
Increase in loan payable - related party	600	600
Repayment in loan payable - related party	(600)	(600)
Net Cash Provided by Financing Activities	-	122,685

Net Increase / (decrease) in Cash	(58,198)	49,802

Cash at Beginning of Period	108,000	-

Cash at End of Period	$49,802	$49,802

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Comprenhesive loss on investment securities	$1,160	$1,160

Supplemental disclosure of non-cash investing and financing activities:

Stock issued in exchange for subscription receivable $2,315. See Note 3(B).

See Accompanying Notes to Condensed Unaudited Financial Statements

4

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made, which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Anchor CNGo Corp. (f/k/a Anchor Resort Corp.) (a development stage company) (the "Company") was incorporated under the laws of the State of Florida on June 8, 2012. The Company plans to build and operate Compressed Natural Gas (CNG) dispensing stations to fuel vehicles in Florida. The Company’s fiscal year end is August 31.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. The most significant estimates include the valuation of marketable securities, valuation of deferred tax allowance and estimated lives of depreciable assets.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At February 28, 2013 and August 31, 2012, the Company had no cash equivalents.

5

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

(D) Marketable Securities

Debt and marketable equity securities are generally considered available-for-sale and are reported at fair value with unrealized gains and losses, net of applicable taxes, recorded in accumulated other comprehensive loss, a component of equity. The realized gains and losses for available-for-sale securities are included in other income and expense in the Statement of Operations.

(E) Fixed Assets

The Company values fixed assets at cost and depreciates these assets using the straight-line method over their expected useful life. The Company depreciates equipment over a five-year useful life.

In accordance with ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

(F) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.” As of February 28, 2013 there were no common share equivalents outstanding.

(G) Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(J) Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including prepaid expenses and loans payable - related party approximate fair value due to the relatively short period to maturity for these instruments.

(K) Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial and non-financial assets and liabilities, as well as makes related disclosures, in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for convertible notes payable also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same .

ASC Topic 820 provides guidance with respect to valuation techniques to be utilized in the determination of fair value of assets and liabilities. Approaches include, (i) the market approach (comparable market prices), (ii) the income approach (present value of future income or cash flow), and (iii) the cost approach (cost to replace the service capacity of an asset or replacement cost). ASC Topic 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

7

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

		Fair Value Measurements at Reporting Date Using
Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable securities available for sale at February 28, 2013	$26,910	$-	$-

Available-for-sale investments at fair value as of February 28, 2013 were as follows:

Marketable Securities (Cost)	$28,070
Unrealized Loss	(1,160)
Estimated Fair Value	$26,910

(L) Recent Accounting Pronouncements

In February 2013, FASB issued Accounting Standards Update 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force). This guidance requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date. This stipulates that (1) it will include the amount the entity agreed to pay for the arrangement between them and the other entities that are also obligated to the liability and (2) any additional amount the entity expects to pay on behalf of the other entities. The objective of this update is to provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements. The amendments in this update are effective for fiscal periods (and interim reporting periods within those years) beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

In February 2013, FASB issued Accounting standards update 2013-02, Comprehensive Income Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. This update requires an entity to provide information amount the amount reclassified out of accumulated other comprehensive income by component. The entity is also required to disclose significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting periods. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other discourses required under U.S. GAAP that provide additional detail about those amounts. The objective in this Update is to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update should be applied prospectively for reporting periods beginning after December 15, 2013. This standard is not expected to have a material impact on the Company’s reported results of operations or financial position.

8

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

NOTE 2	FIXED ASSETS

At February 28, 2013 and August 31, 2012, property and equipment assets were as follows:

	February 28, 2013	August 31, 2012
Fixed Assets	$1,471	$1,471
Less: Accumulated depreciation	(276)	(87)
Total fixed assets, net	$1,195	$1,384

Depreciation and amortization expense for the three and six months ended February 28, 2013, and for the period from June 8, 2012 (inception) to February 28, 2013 was $95, $189 and $276, respectively.

9

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

NOTE 3	STOCKHOLDERS’ EQUITY

(A) Preferred Stock

The Company authorized 1,000,000 shares of preferred stock with a par value of $.001 per share, of which 500,000 shares of Preferred Stock was designated to Series A Convertible Preferred Stock. Rights and preferences are to be determined by the board of directors. The Series A Convertible Preferred Stock have a stated value of $10 per share and can be converted at a ratio of one for ten fully-paid and non-assessable share of common stock. All fractional shares resulting from the conversion were rounded up to the next full numbers.

In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, immediately after any distribution to Senior Securities and prior to Junior Securities, but in parity with any distribution to Parity Securities, an amount per share equal to the sum of $10 and all accrued and unpaid dividends.

(B) Common Stock Issued for Cash

On July 5, 2012, the Company issued 1,250,000 shares of common stock ($0.10/share) for cash of $122,685 and a subscription receivable of $2,315 to founders.

(C) Common Stock Issued for Services

On November 20, 2012, the Company issued 40,000 shares of common stock with a fair value of $4,000 ($0.10/share) to two individuals for the Board of Directors services based on recent cash sales.

On November 28, 2012, the Company issued 15,000 shares of common stock with a fair value of $1,500 ($0.10/share) to a related party for the Board of Directors service based on recent cash sales (See Note 4).

(D) In-Kind Contribution of Services

During the three months ended February 28, 2013, the Officer of the Company contributed services having a fair value of $2,500 (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS

For the six months ended February 28, 2013, the founder paid $600 of general and administrative expenses on behalf of the Company. The amount was repaid as of February 28, 2013.

On November 28, 2012, the Company issued 15,000 shares of common stock with a fair value of $1,500 ($0.10/share) to a related party for the Board of Directors service based on recent cash sales (See Note 3).

During the three months ended February 28, 2013, the Officer of the Company contributed services having a fair value of $2,500 (See Note 3).

10

ANCHOR CNGO CORP.

(F/K/A ANCHOR RESORT CORP.)

(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS

AS OF FEBRUARY 28, 2013

(UNAUDITED)

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with limited operations. The Company has used cash in operations of $43,342 from inception and has a net loss since inception $52,411. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional stockholder loans and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 7, 2013, the date the financial statements were issued.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

500,000 Shares of Series A Convertible Preferred Stock

ANCHOR CNGO CORP.

PROSPECTUS

___________ , 2013

TABLE OF CONTENTS

Prospectus Summary	3
Risk Factors	4
Certain Implications of Being an Emerging Growth Company	7
Use of Proceeds	8
Market for the Shares	8
Dividend Policy	8
Determination of Offering Price	9
Dilution	9
Capitalization	10
Special Note Regarding Forward Looking Statements	10
Plan of Operation	11
Business	12
Management	14
Executive Compensation	16
Security Ownership of certain Beneficial Owners and Management	16
Certain Relationships and Related Transactions	16
Description of Securities	17
Shares Eligible for Future Sale	19
Indemnification	19
Plan of Distribution	20
Resale of our Shares	20
Legal Matters	21
Experts	21
Additional Information	21
Subscription Agreement	22
Financial Statements	F-1

Until _____________, the 90th day after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities offered hereby.

Registration Fee	$682
Printing Expenses*	1,500
Legal Fees and Expenses*	35,000
Accounting Fees and Expenses*	7,500
Blue Sky Fees and Expenses*	2,500
Transfer Agent Fees and Expenses*	1,000
Misc.*	479

Total*	$48,661

*Estimated

Item 14. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director or a corporation, such person is entitled to indemnification of expenses actually and reasonably incurred in such defense. F.S. 607.0850(3)

Such act also provides that the corporation may indemnify an officer or director, advance expenses, if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. F.S. 607.0850(1)(2).

A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances. F.S. 607.0850(9).

Reference is hereby made to Article IV of Registrant’s By-laws which is filed as Exhibit 3.2 and Article 5 of the Amended and Restated Articles of Incorporation which is filed as Exhibit 3.1. Under such provisions the Registrant is required to indemnify its officers and directors to the fullest extent such indemnification may be made under the provisions of the Florida Business Corporation Act.

Item 15. Recent Sales of Unregistered Securities.

The following provides information concerning all sales of our securities which we made within the last three years which were not registered under the Securities Act of 1933.

In June 2012 George B. Liddy purchased 50,000 shares of our common stock for $5,000, Gregory Liddy purchased 200,000 shares of our common stock for $20,000 and Mercard Credit Services Corp., an affiliate of George B. Liddy, purchased 1,000,000 shares of our common stock for $100,000. We believe that these sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to our founders. We believe the shareholders were knowledgeable and sophisticated in investment matters. The shareholders acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificate or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

In November 2012 we issued shares of our common stock for director services as follows:

George B. Liddy	15,000 shares
James Schmidt	25,000 shares
Jay Bryant	15,000 shares

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We believe that the sales were exempt from registration under Section 4(2) of the Securities Act of 1933. The securities were not offered publicly but only to identified persons who agreed to become our directors. We believe the shareholders were knowledgeable and sophisticated in investment matters. Each stockholder acknowledged that the shares were not registered under the Securities Act of 1933 and agreed to not sell or transfer the shares without complying with the registration requirements of the said Act or pursuant to an exemption from such registration requirements. The certificates or confirmation for such shares contains a legend restricting transfer of the shares without registration under the Securities Act of 1933 or an exemption from such registration and a stop transfer order has been lodged against such shares.

Item 26. Exhibits.

The following Exhibits are filed:

NUMBER	DESCRIPTION

3.1	Amended and Restated Articles of Incorporation **
3.2	By-laws **
4.1	Designated powers, preferences, rights, qualifications, limitations and restrictions of Series A Convertible Preferred Stock.*
5.1	Legal Opinion of Joel Bernstein, Esq. regarding the legality of the securities being issued*
14.1	Code of Ethics **
23.1	Consent of Joel Bernstein, Esq. is included in Exhibit 5.1*
23.2	Consent of Liggett, Vogt & Webb, P.A., registered independent public accounting firm
24.1	Power of Attorney***

* filed with Amendment No. 2 on March 7, 2013

** filed with Form S-1 on December 28, 2012

*** See Signature Page of Form S-1 filed on December 28, 2012

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§ 230.430B ):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) ) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) ) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) ) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§ 230.430C ), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A ), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 );

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Worth, State of Florida on May 10, 2013.

ANCHOR CNGO CORP.

By: /s/ Gregory Liddy
Gregory Liddy
President (principal executive and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gregory Liddy	President (principal executive	May 10, 2013
Gregory Liddy	officer and principal financial officer)

/s/ George B. Liddy *	Director	May 10, 2013

/s/ James L. Schmidt *	Director	May 10, 2013

/s/ Jay Bryant *	Director	May 10, 2013

* by Gregory Liddy

attorney-in-fact

26